Exhibit 10.16
NONSTATUTORY STOCK OPTION AGREEMENT
     AGREEMENT made as of the                      day of                     , 20          , between CONCHO RESOURCES INC., a Delaware corporation (the “Company”), and                                          (“Employee”).
     To carry out the purposes of the CONCHO RESOURCES INC. 2006 STOCK INCENTIVE PLAN (the “Plan”), by affording Employee the opportunity to purchase shares of the common stock of the Company, par value $0.001 per share (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:
     1. Grant of Option. The Company hereby irrevocably grants to Employee the right and option (“Option”) to purchase all or any part of an aggregate of            shares of Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.
     2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $           per share, which has been determined to be not less than the Fair Market Value of the Stock at the date of grant of this Option. For all purposes of this Agreement, Fair Market Value of Stock shall be determined in accordance with the provisions of the Plan.
     3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

Percentage of Shares
Number of Full Years	That May Be Purchased
Less than 1 year	0%
1 year	25%
2 years	50%
3 years	75%
4 years or more	100%

     This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee’s termination of employment with the Company, except that:
     (a) If Employee’s employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by Employee (or Employee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination, but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee’s employment so terminates.
     (b) If Employee dies while in the employ of the Company, Employee’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option at any time during the period of one year following the date of Employee’s death, but only as to the number of shares Employee was entitled to purchase hereunder as of the date of Employee’s death.
     (c) If Employee’s employment with the Company terminates for any reason other than as described in (a) or (b) above, unless such employment is terminated for cause, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee’s death if Employee dies during such three month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee’s employment so terminates. As used in this paragraph, the term “cause” shall have the meaning assigned to such term in Employee’s employment agreement with the Company or any Affiliate; provided, however, that if Employee does not have such an employment agreement or Employee’s employment agreement does not define the term “cause,” then “cause” shall mean that Employee (i) has engaged in gross negligence, gross incompetence or willful misconduct in the performance of Employee’s duties with respect to the Company or any Affiliate, (ii) has refused without proper legal reason to perform Employee’s duties and responsibilities to the Company or any Affiliate faithfully and to the best of Employee’s abilities, (iii) has materially breached any material provision of a written agreement or corporate policy or code of conduct established by the Company or any Affiliate, (iv) has willfully engaged in conduct that is materially injurious to the Company or any Affiliate, (v) has failed to meet the performance objectives or standards established for Employee’s job position by Employee’s employer, (vi) has committed an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company or any Affiliate, or (vii) has been convicted of (or pleaded no contest to) a crime involving fraud, dishonesty or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).
This Option shall not be exercisable in any event after the expiration of 10 years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) if the Stock is readily tradable on a national securities market or if permitted by the Committee in its sole discretion, by delivering or constructively tendering to the Company shares of Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by Employee for such minimum period of time as may be established from time to time by the Committee), (c) if the Stock is readily tradable on a national securities market, through a “cashless exercise” in accordance with a Company established policy or program for the same, if any, or (d) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.
     4. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income or wages to Employee for federal, state or local tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or, if permitted by the Committee in its sole discretion, shares of Stock as the Company may require to meet its minimum obligation under applicable tax laws or regulations. No exercise of this Option shall be effective until Employee (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company.
     5. Status of Stock. The Company intends to register for issuance under the Securities Act of 1933, as amended (the “Act”), the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.
     Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.
     6. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs Employee. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee (or its delegate) and its determination shall be final.
     7. Surrender of Option. At any time and from time to time prior to the termination of this Option, Employee may surrender all or a portion of this Option to the Company for no consideration by providing written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time). Such notice shall specify the number of shares with respect to which this Option is being surrendered and, if this Option is being surrendered with respect to less than all of the shares then subject to this Option, then such notice shall also specify the date upon which this Option became (or would become) exercisable in accordance with Paragraph 3 with respect to the shares being surrendered.
     8. Acknowledgements Regarding Section 409A of the Code. Employee understands that if the purchase price of the Stock under this Option is less than the fair market value of such Stock on the date of grant of this Option, then Employee may incur adverse tax consequences under section 409A of the Code. Employee acknowledges and agrees that (a) Employee is not relying upon any determination by the Company, its Affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Stock on the date of grant of this Option, (b) Employee is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with Employee’s execution of this Agreement and Employee’s receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, Employee is relying on Employee’s own judgment and the judgment of the professionals of Employee’s choice with whom Employee has consulted. Employee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with Employee’s execution of this Agreement and Employee’s receipt, holding and exercise of this Option.
     9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

     10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Company (or an Affiliate) and the Employee in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.
     11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

CONCHO RESOURCES INC.

By:

Employee
SPOUSAL CONSENT
     Employee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any marital or community property interests he/she may now or hereafter own, and agrees that the termination of his/her and Employee’s marital relationship for any reason shall not have the effect of removing this Option or any Stock purchased under this Agreement from coverage hereunder and that his/her awareness, understanding, consent and agreement are evidenced by his/her signature below.

Signature of Spouse

Printed Name of Spouse